CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated March 31, 2021, on the consolidated financial statements of Brazil Minerals, Inc. as of December 31, 2020 and 2019 and for years then ended which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

June 3, 2021